UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2021

Shenandoah Telecommunications Company

(Exact name of registrant as specified in its charter)

Virginia	0-9881	54-1162807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Shentel Way,

Edinburg, Virginia 22824

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (540) 984-4141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	SHEN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.

On May 28, 2021, Shenandoah Telecommunications Company ( “Shentel” or “Seller”) and T-Mobile USA, Inc. (“T-Mobile” or “Buyer”) entered into an Asset Purchase Agreement (the “Agreement”) pursuant to the purchase option previously exercised by T-Mobile on August 26, 2020 and the completion of the appraisal process previously disclosed on February 2, 2021. Under the Agreement, T-Mobile will purchase from Shentel the specified operating assets and related rights (as defined in the Agreement) of Shentel’s Wireless Business (as defined in the Agreement) that were utilized to provide wireless telecommunications network services as contemplated by the Sprint PCS Management Agreement, as amended (the “Management Agreement”), in the Wireless Network Coverage Area (the geographic service area as defined in the Management Agreement) utilizing the Sprint Marks, among other things and subject to the satisfaction or waiver of specified conditions (the “Transaction”). As previously disclosed, the aggregate consideration payable by Buyer under the Agreement will be $1.95 billion in cash including approximately $60 million in settlement of the waived management fee which is subject to adjustment based on the closing date. Consummation of the Transaction is currently expected to occur in early third quarter of 2021, subject to customary conditions to closing including the receipt of certain regulatory approvals.

Shentel has agreed that for a period of three (3) years following the closing of the Transaction, Shentel and its subsidiaries will not directly or indirectly engage in any competing mobile wireless business within the Wireless Network Coverage Area, among other things specified in the Agreement.

In connection with the Agreement, Shentel will enter into a Transition Services Agreement governing Shentel’s provision of certain services to Buyer for a specified period of time after consummation of the Transaction, including services relating to wireless network maintenance and certain back-office and administrative support in exchange for payment of certain agreed-upon amounts by Buyer.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated May 28, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements about Shentel regarding, among other things, its plans to consummate the Transaction and its business strategy. These statements can be identified by the use of forward-looking terminology such as "believes," "estimates," "expects," "intends," "may," "will," "should," "could," or "anticipates" or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties. The forward-looking statements are based upon management's beliefs, assumptions and current expectations and may include comments as to Shentel's beliefs and expectations as to future events and trends affecting its business that are necessarily subject to uncertainties, many of which are outside Shentel's control. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements, including with respect to Shentel's and T-Mobile’s ability to consummate the Transaction and Shentel’s financial outlook, are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved, and actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors. A discussion of other factors that may cause actual results to differ from management's projections, forecasts, estimates and expectations is available in Shentel's filings with the Securities and Exchange Commission. Those factors may include natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as COVID-19, changes in general economic conditions, increases in costs, changes in regulation and other competitive factors. The forward-looking statements included are made only as of the date of the statement. Shentel undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY

Date: June 1, 2021	By:	/s/ James J. Volk
Senior Vice President – Chief Financial Officer
(Principal Financial Officer)